DREYFUS MUNICIPAL INCOME, INC.
COMMON STOCKHOLDERS

The undersigned stockholder of Dreyfus Municipal Income, Inc. (the “Fund”) hereby appoints Robert R. Mullery and Joni L. Charatan and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on March 6, 2006 at the Annual Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor, New York, New York, commencing at 10:00 a.m. on Thursday, May 11, 2006; and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals, as more fully described in the Proxy Statement for the meeting.

FOLD AND DETACH HERE

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Please mark Boxes in blue or black ink.

1. Election of Directors

FOR ALL Nominees listed below (except as marked to the contrary)
WITHHOLD Authority For All Nominees listed below

Nominees are:
Class I –	Clifford L. Alexander, Jr.
David W. Burke

Class II -	Lucy Wilson Benson

WITHHELD FOR (write name of nominee(s) in space provided below)

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2.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

Signature(s) should be exactly as name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

Sign, Date and return the Proxy Card Promptly using the Enclosed Envelope

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DREYFUS MUNICIPAL INCOME, INC.

IMPORTANT

Please Act Promptly
Sign, Date and Mail your Proxy Card(s) Today.

No matter how many shares you own, your vote is important. Voting can also help the Fund save money. To hold a meeting, a quorum must be represented. Voting today can save the fund the expense of another solicitation for proxies required to achieve a quorum.

Please note that if you hold more than one account in the Fund, a proxy card will be sent to you for each of your accounts. You should sign and return each proxy card in order for all votes to be counted.

Thank you for your interest in the Fund.

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